UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

Date of Report (Date of Earliest Event Reported):
May 13, 2014

Commission file number: 001-33084
SUSSER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	01-0864257
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
4525 Ayers Street Corpus Christi, Texas 78415 (Address of principal executive offices, including zip codes)
Registrant’s telephone number, including area code: (361) 884-2463
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to Vote of Security Holders
The Company's annual meeting of shareholders was held on May 13, 2014. Of the approximately 21,649,256 shares of common stock outstanding on the record date, a total of 19,522,034 shares were represented in person or by proxy. Voting results with respect to proposals submitted at that meeting are as follows:

1.    To elect two Class II directors to serve terms expiring at the 2017 annual meeting of shareholders.

The proposal was approved, based on the voting results set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ronald G. Steinhart	17,838,210	167,432	1,546,392
Sam J. Susser	17,762,618	243,024	1,546,392

2.    To consider and act upon a proposal to approve (on an advisory basis) the Company's 2013 executive compensation program.

The proposal was approved, based on the voting results set forth below:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of 2013 Executive Compensation Program	17,585,471	319,647	100,524	1,546,392

3.    To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2014 fiscal year.

The proposal was approved, based on the voting results set forth below:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Appointment of Ernst & Young LLP	19,322,139	146,846	83,049	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER HOLDINGS CORPORATION

Date: May 15, 2014	By:	/s/ Mary E. Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President and Chief Financial Officer